Exhibit 10.10

EXPORT PREPAYMENT FACILITY AGREEMENT

June 12, 2024

Cosan Lubrificantes e Especialidades S.A.

Praia da Ribeira, 51, Ribeira

CEP 21930-050, Rio de Janeiro, RJ

Brazil

Attention: Renato Sacurai

Re:	Export Prepayment Facility Agreement

Ladies and Gentlemen:

BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States of America (the “Lender”) is pleased to make available to Cosan Lubrificantes e Especialidades S.A., a company organized under the laws of the Federative Republic of Brazil, with business address at Praia da Ribeira, 51, Ribeira, CEP 21930-050, city of Rio de Janeiro, State of Rio de Janeiro, Brazil , enrolled with the National Taxpayers Registry (CNPJ/MF) under No. 33.000.092/0001-69 (the “Exporter”), a term export prepayment loan facility on the terms and subject to the conditions set forth below. Terms not defined herein have the meanings assigned to them in Exhibit A hereto.

1.	THE TERM LOAN

a.

The Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make available to the Exporter in one drawdown, on any Business Day prior to the Commitment Termination Date, a single term loan denominated in Dollars (the “Loan”) in a principal amount equal to $100,000,000 (the “Commitment”). Once repaid or prepaid, the Loan may not be reborrowed. The Commitment of the Lender to make the Loan shall terminate upon the earlier to occur of (i) June 14, 2024, (ii) the date on which the borrowing occurs and (iii) its termination, if any, by the Lender pursuant to Paragraph 7 hereof (the “Commitment Termination Date”).

The Exporter and the Lender agree that the Loan has the nature of an export prepayment (Recebimento Antecipado de Exportação) in accordance with applicable Brazilian foreign exchange regulations, including, but not limited to Circular No. 3,691, issued by the Central Bank of Brazil on December 16, 2013, as amended, supplemented or otherwise modified from time to time.

b.

Borrowings and Continuations. The Exporter may request that the Loan be made by irrevocable notice in the form set forth in Exhibit B (the “Notice of Borrowing”) to be received by the Lender not later than 11:00 a.m. two (2) Business Days prior to the Business Day of the borrowing. Upon receipt of the signed Notice of Borrowing and the satisfaction of the conditions precedent set forth in Paragraph 2 by the Exporter, the Lender shall disburse the Loan into the account designated by the Exporter in the Notice of Borrowing.

Notices pursuant to this Paragraph 1(b) may be given by telephone if promptly confirmed in writing through the delivery of a Notice of Borrowing sent by the Exporter to the Lender.

c.

Interest. The Loan shall bear interest at a rate per annum equal to a rate based on clause (a) of the definition of Term SOFR (determined for each Interest Period then in effect) plus the Applicable Margin until the Loan is repaid in full.

The Exporter promises to pay accrued and unpaid interest (i) on the last day of each Interest Period, and (ii) on the Maturity Date. If the time for any payment is extended by operation of law or otherwise, interest shall continue to accrue for such extended period.

After the date any principal amount of the Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary obligation hereunder shall have become due and payable (in each case without regard to any applicable grace periods), the Exporter shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate. Accrued and unpaid interest on past due amounts shall be payable on demand.

In no case shall interest hereunder exceed the amount that the Lender may charge or collect under applicable law.

With respect to SOFR or Term SOFR, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of the Exporter or any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Lender shall notify the Exporter of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

The Lender does not warrant, nor accept responsibility for, nor shall the Lender have any liability with respect to, the administration of, submission of, or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Lender and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Exporter. The Lender may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Exporter, any other party to this Agreement or any other Loan Document, or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

All computations of interest for any Loan determined by reference to the Base Rate shall be made on the basis of a 365 or 366 day year, as the case may be, and actual days elapsed. All other computations of interest and fees for any Loan shall be made on the basis of a 360-day year and actual days elapsed. There shall not be more than one (1) Interest Period in effect at any time.

d.

Evidence of Loan. The Loan and all payments thereon shall be evidenced by the Lender’s loan accounts and records; provided, however, that the Exporter shall execute and deliver a promissory note in a principal amount equivalent to 100% of the Loan in the form of Exhibit C hereto (the “Note”). The Lender agrees that it will not present the Note for payment unless at such time any amount is due and owing under this Agreement and remains unpaid on the applicable due date (and after any extension thereof provided in this Agreement, or by Lender in its discretion, or by operation of law). Such loan accounts, records and promissory note shall be conclusive absent manifest error of the amount of the Loan and payments thereon. Any failure to record the Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Exporter to pay any amount owing with respect to the Loan.

e.	Repayment.

The Exporter promises to pay the principal amount of the Loan outstanding, on the following dates in the respective amounts set forth opposite such dates:

Repayment Date	Principal Amount to be Repaid
June 15, 2026	$50,000,000
Maturity Date	$50,000,000

provided that the final principal repayment installment of the Loan shall be repaid on the Maturity Date and, in any event, shall be in an amount equal to the aggregate principal amount of the Loan outstanding on such date.

The primary mechanism for acquiring funds for repayment of principal on the Loan by the Exporter will be through the export of products/services to importers pursuant to Export Sales Agreements, and the subsequent liquidation of the accounts receivable resulting therefrom, the proceeds of which will be transferred to the Lender by the importers (upon the Exporter’s instruction) and/or deposited by the Exporter into the Collection Account, and/or transferred directly by the Exporter to the Lender. Such proceeds will be applied against any amounts due by the Exporter under this Agreement (including principal, interest, fees and any other amounts), when and as due hereunder.

The Exporter shall make all payments required hereunder not later than 12:30 p.m. on the date of payment in same day funds in Dollars to the Lender’s account or at the office of the Lender, as the Lender may from time to time designate in writing; provided that if such date of payment is not a Business Day, the date of payment shall be on the immediately succeeding Business Day.

Except where prohibited by applicable law, all payments by the Exporter or any Guarantor to the Lender under any Loan Document shall be made to the Lender in full without set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future Taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, including but not limited to the Taxes imposed by: (i) Brazilian Tax authorities, such as the Imposto sobre Operações Financeiras (IOF) created pursuant to certain applicable laws (including but not limited to Decree 6,306/2007, as amended) and (ii) HM Revenue & Customs in the United Kingdom. The Exporter or, where applicable, the Guarantor shall reimburse the Lender for any Taxes imposed on the Lender or withheld from any such payment as a result of applicable law (other than Taxes imposed on the Lender’s income, and franchise Taxes imposed on the Lender, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof).

f.

Optional Prepayments. The Exporter may, upon three (3) Business Days’ notice, prepay any portion of the Loan on any Business Day; provided that the Exporter pays all Breakage Costs (if any) associated with such prepayment on the date of such prepayment. Prepayments must be accompanied by a payment of accrued but unpaid interest on the amount so prepaid and must be in a principal amount of US$5,000,000.00 or a whole multiple of US$1,000,000.00 in excess thereof or, if less, the entire principal amount thereof then outstanding.

g.

Obligations Independent. (i)The Exporter and the Guarantor acknowledge that their respective liability to make payments to the Lender under the Loan Documents shall in no way be (A) conditional upon any shipment of goods, the success of any export transaction or the due performance by any importer, buyer or any cooperating party of the terms of any contract, (B) affected by any dispute under or breach, frustration or unenforceability of any contract or any claim which the Exporter may have against the relevant importer, buyer or any cooperating party or for any other reason whatsoever, (C) affected by the insolvency of the relevant importer, buyer or any cooperating party or (D) conditional upon successful completion of any governmental requirements in respect of foreign exchange or capital controls, including but not limited to registrations of each Loan with the Central Bank of Brazil as a trade transaction; and (ii) if for any reason the Lender does not receive the documents set forth in Paragraph 2(m) in respect of the Loan, and the Loan is not classified as a trade transaction for purposes of executing a foreign exchange transaction, the Exporter and the Guarantor acknowledge that they shall remain liable to make payments to the Lender under the Loan Documents.

2.

CONDITIONS PRECEDENT TO LOAN. As a condition precedent to the making of the Loan, the Lender must receive the following from the Exporter in form and substance satisfactory to the Lender, and/or the following must be true, as applicable:

a.	this Agreement duly executed and delivered on behalf of the Exporter and the Guarantor;

b.	the Note executed by the Exporter;

c.	the Guaranty, executed by the Guarantor, in form and substance acceptable to the Lender;

d.

incumbency certificates evidencing the identity, authority and capacity of each director and officer of the Exporter and each director and officer of the Guarantor authorized to act on behalf of such Person in connection with this Agreement and the other Loan Documents to which such Person is a party;

e.

favorable opinions addressed to the Lender, at its own expense, dated on or about the Closing Date, of (i) Lefosse Advogados, special Brazilian counsel to the Lender which shall cover, among other things, due authorization, choice of law, submission to jurisdiction, binding effect and enforceability of the Loan Documents subject to the laws of Brazil, Tax and other matters as the Lender may reasonably request; and (ii) McGuireWoods London LLP, special English counsel to the Lender, which shall cover, among other things, due authorization, choice of law, submission to jurisdiction, recognition of foreign judgments, stamp duty and other matters as the Lender may reasonably request;

f.

no moratorium shall have been agreed or declared in respect of any Indebtedness of the Exporter or the Guarantor and no restriction or requirement not in effect as of the date of this Agreement shall have been imposed, whether by legislative enactment, decree, and regulation or otherwise, which limits the availability or the transfer of foreign exchange by the Exporter or the Guarantor;

g.

a certificate signed by legal representatives of the Exporter and the Guarantor, being a director in the case of the Guarantor: (A) confirming (1) that no Default or Event of Default has occurred and is continuing on and as of the date of such certificate and (2) the accuracy in all material respects of all representations and warranties of the Exporter and the Guarantor, as applicable, contained in Paragraph 3 on and as of the date of such certificate, and (B) certifying that the following documents are true, correct and complete and in force as at the date of the certificate: (1) organizational documents of the Exporter and the Guarantor (as applicable); (2) resolutions of the board of directors of the Exporter and Guarantor resolving to execute, deliver and perform their obligations under the Loan Documents to which they are a party and authorizing specified persons to execute such Loan Documents; (3) a copy of a resolution signed by all the holders of the issued shares in the Guarantor, approving the terms of, and the transactions contemplated by, the Loan Documents to which the Guarantor is a party; (4) confirming that the borrowing or guaranteeing as appropriate of the Loan or any obligation under the Loan Documents would not cause any borrowing or guarantee or similar limit binding on the Exporter or the Guarantor (as applicable) to be exceeded; and (5) if applicable, powers of attorney of the Exporter, the Guarantor and their respective legal representatives required in connection with the execution, delivery and performance of this Agreement;

h.

the Exporter and the Guarantor shall have delivered evidence that a process agent shall have accepted appointment to receive service of process on the Exporter and the Guarantor in New York, for a period of time ending no earlier than six months after the Maturity Date, in form and substance satisfactory to the Lender;

i.

upon the reasonable request of the Lender, the Exporter shall have provided to the Lender, and the Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”);

j.	if qualified as a “legal entity customer” under the Beneficial Ownership Regulation, the Exporter shall deliver to the Lender a Beneficial Ownership Certification in relation to the Exporter;

k.	each representation and warranty set forth in Paragraph 3 below shall be true and correct in all material respects on and as of the date of such making of the Loan;

l.	no Default or Event of Default shall have occurred and be continuing on and as of the date of such making of the Loan; and

m.

such other documents and certificates as the Lender may reasonably request, including, but not limited to, evidence of the SCE-Crédito in form and substance acceptable to the Lender along with all other necessary Central Bank of Brazil approvals and export documentation for the disbursement and inflow of funds into Brazil, and a copy of the resolutions of the board of directors and the shareholders or quotaholders, as required under the applicable organizational documents of the Exporter and the Guarantor, duly registered with the competent commercial registries;

The request for the Loan shall be deemed a representation and warranty by the Exporter that all of the conditions referred to above have been met.

3.	REPRESENTATIONS AND WARRANTIES. Each of the Exporter and, to the extent applicable, the Guarantor represents and warrants that:

a.	Existence and Qualification; Power. It is a corporation or limited liability company, as applicable, duly created and validly existing under the law of its jurisdiction of incorporation.

b.

Authorization; Enforceable Obligations; No Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents by the Exporter and the Guarantor have been duly authorized by all necessary action, and this Agreement is and the other Loan Documents, when executed, will be legal, valid and binding obligations of the Exporter and the Guarantor, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws or similar equitable principles relating to or limiting creditors’ rights generally. The execution, delivery and performance of this Agreement and the other Loan Documents are not in contravention of law or of the terms of the Exporter’s or the Guarantor’s organizational documents and will not result in the breach of or constitute a default under, or result in the creation of a Lien or require a payment to be made under any indenture, agreement or undertaking to which the Exporter or the Guarantor is a party or by which it or its property may be bound or affected.

c.

Governmental Authorization; Other Consents. All approvals, consents, exemptions, authorizations, or other action by, or notice to, or filing with, any Governmental Authority, including the Central Bank of Brazil, in connection with the execution, delivery or performance by, or enforcement against, the Exporter or the Guarantor of this Agreement or any other Loan Document have been obtained or will be obtained on the date on which the Loan is made, except for the registration of the schedules of payment within the SCE-Crédito with the Central Bank of Brazil, as applicable and necessary pursuant to the Central Bank of Brazil rules.

d.

Exporter Financial Statements; No Material Adverse Effect. The audited consolidated and consolidating balance sheets of the Exporter (on a consolidated basis with respect to its Subsidiaries) as at December 31, 2022, including the related schedules and notes thereto, present fairly the financial condition of the Exporter as of the end of such fiscal year and results of its operations and the changes in its undistributed net assets for the fiscal year then ended, and since such date, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

e.

Guarantor Financial Statements; No Material Adverse Effect. The unaudited consolidated balance sheet of the Guarantor (on a consolidated basis with respect to its Subsidiaries) as at December 31, 2023, including the related schedules and notes thereto, present fairly the financial condition of the Guarantor as of the end of such fiscal year and results of its operations and the changes in its undistributed net assets for the fiscal year then ended, and since such date, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

f.

No Material Litigation. There is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Exporter or the Guarantor, threatened by or against the Exporter, the Guarantor or affecting the Exporter, the Guarantor or any properties or rights of the Exporter, the Guarantor that could reasonably be expected to have a Material Adverse Effect.

g.

Title to Properties. The Exporter and the Guarantor have good and marketable title to all its real and personal properties, except where failure to so have (including failure due to Tax constraints and other judicial proceedings relating to the real properties of the Exporter) could not reasonably be expected to have a Material Adverse Effect on the Exporter and the Guarantor taken as a whole.

h.

Taxes. (i) The Exporter and the Guarantor have (a) filed or caused to be filed all applicable Brazilian, U.K., U.S., state and local Tax returns which are required to be filed by it and, (b) except for Taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established to the extent required by Accounting Principles in Brazil and/or the U.K., have paid or caused to be paid all Taxes as shown on said returns or on any assessment received by it, to the extent that such Taxes have become due, except, in the case of clauses (a) and (b), where failure to do so could not reasonably be expected to have a Material Adverse Effect; and (ii) no income, stamp or other Taxes (other than Taxes on, or measured by, net income or net profits) or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are or will be, under the laws of Brazil, the U.S. or England & Wales, or any political subdivision or taxing authority thereof or therein either (A) on or by virtue of the execution of any Loan Document or (B) on any payment to be made by the Exporter or the Guarantor pursuant to any Loan Document.

i.	No Default. No Default or Event of Default has occurred and is continuing.

j.

Margin Stock. The Exporter is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (as that term is used in Regulation U of the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock.

k.

Environmental Matters. All facilities owned or leased by the Exporter have been and continue to be in material compliance with all material Environmental Laws and regulations applicable to it except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect.

l.

Compliance with Laws. The Exporter is in compliance in all material respects with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

m.

Full Disclosure. To the best of the Exporter’s and the Guarantor’s knowledge, no statement (whether written or oral) made by the Exporter or the Guarantor to the Lender in connection with this Agreement (including the negotiation hereof), or in connection with the Loan, contains any materially untrue statement of a material fact or omits a material fact necessary to make the statement made not misleading; provided that, with respect to projected financial information, the Exporter and the Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

n.

Investment Company Act. Neither the Exporter, nor the Guarantor is an “investment company” or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

o.

Form of Documents. Each of the Loan Documents to which the Exporter or the Guarantor is a party is in proper legal form under the laws of Brazil or New York (as applicable) for the enforcement thereof against the Exporter or the Guarantor, as applicable, under such laws; except that, (i) for the purpose of enforceability and admissibility in evidence of the Loan Documents in courts of the Federative Republic of Brazil: (i) the signatures of the parties signing the Loan Documents outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public and the Loan Documents must be (A) legalized by affixation of the Hague Apostille pursuant to the Apostille Convention if the country has ratified the Apostille Convention, or (B) authenticated by a Brazilian Consulate in the jurisdiction wherein it was issued, if the country has not ratified the Apostille Convention; and (ii) the Loan Documents must be translated into Portuguese by a sworn translator and registered with the relevant Brazilian Registry of Deeds and Documents (Registro de Títulos e Documentos). Under the laws of Brazil and England and Wales, (A) the choice of the laws of the State of New York as set forth in this Agreement is a valid choice of law and (B) the irrevocable submission to jurisdiction and consent to service of process and appointment of an agent for service of process by the Exporter and the Guarantor, in each case, is legal, valid, binding and effective.

p.	Anti-Terrorism. Neither the Exporter, nor the Guarantor, nor any of their respective Subsidiaries, brokers or other agents:

(i)	is in violation of any Anti-Terrorism Law or Export-Control Law;

(ii)	is a Designated Person;

(iii)	deals in any property or interest in property blocked pursuant to any Anti-Terrorism Law or Export-Control Law; or

(iv)	is located, incorporated or ordinarily resident in a Designated Jurisdiction.

q.

IBF. The Exporter, an entity located outside the United States of America, understands that it is the policy of the Board of Governors of the Federal Reserve System of the United States that extensions of credit by international banking facilities, such as the Loan hereunder, may be used only to finance the non-U.S. operations of the Exporter or the Exporter’s Affiliates located outside the United States.

r.

Use of Proceeds. The Exporter shall use the proceeds of the Loan for financing the export of the Products to the Eligible Buyers and only to finance the non-U.S. operations of the Exporter or the Exporter’s affiliates located outside the United States.

s.

Anti-Corruption Laws. The Exporter, the Guarantor and each of their respective Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Brazilian Anti-Corruption Law (Law No. 12,846 of August 1, 2013, as amended) and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

t.

Ranking. Amounts outstanding hereunder shall constitute an unsecured, direct, senior, unsubordinated obligation of the Exporter (and pursuant to Paragraph 8, of the Guarantor), and shall rank at least pari passu with all other existing and future unsecured Indebtedness of the Exporter or the Guarantor, as applicable.

u.

Pensions. Neither the Guarantor nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); and neither it nor any of its Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.

v.	EEA Financial Institutions. Neither the Exporter nor the Guarantor is an EEA Financial Institution.

w.

Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects as of the date in which the information was disclosed to the Lender.

x.

Centre of main interests. The centre of main interest (as that term is used in the UK Cross Border Insolvency Regulations 2006) of the Guarantor is situated in England and Wales and it has no “establishment” (as that term is used in the UK Cross Border Insolvency Regulations 2006) in any other jurisdiction.

4.

AFFIRMATIVE COVENANTS. So long as principal of and interest on the Loan or any other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied or the Commitment has not been terminated:

a.	Information. The Exporter and, as applicable, the Guarantor shall deliver, or cause to be delivered, to the Lender:

(i)

as soon as available and in any event within 120 days after the end of each fiscal year of the Exporter, an audited consolidated balance sheet of the Exporter as of the end of such fiscal year and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with Brazilian IFRS applied on a consistent basis and certified by independent public accountants of nationally recognized standing;

(ii)

as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, an unaudited consolidated balance sheet of the Guarantor as of the end of such fiscal year and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with IFRS applied on a consistent basis;

(iii)

as soon as available and in any event within 120 days after the end of each fiscal year of the Parent Company, an audited consolidated balance sheet as of the end of such fiscal year and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with IFRS applied on a consistent basis and certified by independent public accountants of nationally recognized standing;

(iv)

as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent Company, an unaudited consolidated balance sheet of the Parent Company and its Subsidiaries as of the end of such quarter and the related consolidated statement of income for such quarter and for the portion of the Parent Company’s fiscal year then ended, and the related consolidated statements of cash flows and changes in shareholders’ equity for the portion of the fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding quarter and the corresponding portion of the Parent Company’s previous fiscal year, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the chief financial officer or other financial or accounting officer of the Parent Company as having been prepared in accordance with IFRS applied on a consistent basis;

(v)

concurrently with the delivery of the financial information pursuant to subparagraphs (i) to (iv) above, notices of material litigation, material governmental proceedings or investigations, material environmental actions and liabilities, and material employee pension plan and Tax events and liabilities, and other business and financial information regarding the Exporter or the Guarantor as the Lender shall reasonably request;

(vi)

promptly upon the Exporter or the Guarantor obtaining knowledge of any Default or Event of Default, a certificate of an authorized officer of the Exporter or the Guarantor, as the case may be, setting forth the details thereof and any action that the Exporter is taking or proposes to take with respect thereto;

(vii)

reasonably promptly following any request therefor, the Exporter shall provide information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;

(viii)	from time to time such additional information regarding the financial condition or business of the Exporter or the Guarantor as the Lender may reasonably request; and

(ix)

as promptly as possible upon the Exporter or the Guarantor obtaining knowledge thereof, notice of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following which has resulted or could reasonably be expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a material contractual obligation of the Exporter or the Guarantor; (ii) any material dispute, litigation, investigation, proceeding or suspension between the Exporter or the Guarantor, on one side, and any Governmental Authority on the other; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Exporter or the Guarantor including pursuant to any applicable Environmental Laws.

Each notice pursuant to subparagraphs (v), (vi) and (ix) of this Paragraph 4(a) shall be accompanied by a statement of an authorized officer of the Exporter or the Guarantor, as applicable, setting forth details of the occurrence referred to therein and stating what action the Exporter has taken and proposes to take with respect thereto. Each notice pursuant to subparagraphs (v), (vi) and (ix) above shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

b.	Other Affirmative Covenants. The Exporter shall and, to the extent applicable, the Guarantor shall:

(i)

preserve and maintain all of its rights and privileges necessary or desirable in the ordinary course of its business except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(ii)

comply in all material respects with the requirements of all laws, rules, regulations, and orders of Governmental Authorities, including any regulation enacted by the Central Bank of Brazil and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (x) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (y) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect;

(iii)

pay and discharge when due all Taxes, assessments, and governmental charges or levies imposed on it or on its income or profits or any of its property, except for any such Tax, assessment, charge, or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or where failure to do so could not reasonably be expected to have a Material Adverse Effect;

(iv)

maintain all of its properties owned or used in its business in good working order and condition ordinary wear and tear excepted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)

maintain insurance in such amounts, with such deductibles, and against such risks as is customary for businesses carrying on the same or substantially the same businesses in its jurisdiction of incorporation;

(vi)

(A) preserve, renew and maintain in full force and effect its legal existence and good standing (or any equivalent thereto) under the laws of the jurisdiction of its organization, (B) take all reasonable action to maintain all rights, privileges, permits and licenses and necessary or desirable in the ordinary course of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii)

maintain proper books of record and account, in which full, true and correct entries in conformity with applicable Accounting Principles shall be made of all financial transactions and matters involving the assets and business of the Exporter or the Guarantor as the case may be;

(viii)

use proceeds of the Loan solely for pre-export financing purposes, and only to finance the non-U.S. operations of the Exporter or the Exporter’s Affiliates located outside the United States and not use such Loan proceeds, directly or indirectly, immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refinance or refund Indebtedness originally incurred for such purpose;

(ix)

except to the extent prohibited by applicable law, furnish to the Lender a certified copy of any Tax receipt in respect of each payment of Taxes required under Paragraph 1(e) or otherwise payable in connection with any Loan Document or any payment to be made by the Exporter thereunder, in each case no later than five (5) Business Days after the date that such payment is made and such official Tax receipt becomes available, and shall promptly furnish to the Lender at its written request any other information, documents and receipts that the Lender may reasonably request to establish that full and timely payment has been made of any such Taxes.

(x)

cause the Obligations of the Exporter and the Guarantor under this Agreement and the other Loan Documents to rank at least pari passu with all other existing and future unsecured Indebtedness of the Exporter or the Guarantor, as applicable; and

(xi)

obtain and maintain in full force and effect, all Governmental Approvals from time to time necessary for its authorization, execution and delivery of the Loan Documents to which it is a party, and the due performance of all of its obligations, and the exercise of all of its rights, thereunder, including, without limitation, (i) the registration in the SCE-Crédito of the payment schedule (esquema de pagamentos) for the Loan immediately following the disbursement of the Loan, as required by applicable law and regulation; and (ii) any further authorization from, notice to or registration with, the Central Bank of Brazil to enable the Exporter or the Guarantor (a) to make payments provided for under the SCE- Crédito earlier than their respective due dates, whether upon acceleration or otherwise or on a date which is after the 120th day from the original scheduled principal repayment date of such payment, and (b) to make remittances from Brazil to make payments with respect to the Loan Documents not specifically covered by the SCE-Crédito and the related schedule of payments.

c.

Anti-Corruption Laws. The Exporter and the Guarantor shall, and shall cause each of its Subsidiaries to, conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Brazilian Anti-Corruption Law (Law No. 12,846 of August 1, 2013, as amended) and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

d.

Most Favored Nation. If at any time any Indebtedness incurred by the Exporter or the Guarantor, or with respect to which the Exporter or the Guarantor is an obligor, with a tenor of 3 years or less, excluding in each case indebtedness incurred in relation to an international capital market offering, has the benefit of any provision that, in the discretion of the Lender, is more favorable to the holders or lender of such Indebtedness, than the terms of this Agreement and the other Loan Documents, then this Agreement shall be deemed to be automatically without further act by any party amended, modified or supplemented to the extent necessary to incorporate such more favorable provision or provisions for the benefit of the Lender, as appropriate in the reasonable discretion of the Lender, and if requested by the Lender, the Exporter or the Guarantor will take all such acts and do all such things as required by the Lender to effectuate any such amendment, modification or supplement.

e.	Export Sales Agreements. The Exporter and the Guarantor shall:

(i)	ensure that all amounts to be paid by any Eligible Buyer under an Export Sales Agreement shall be paid by or on behalf of such Eligible Buyer in Dollars;

(ii)	ensure that each Export Sales Agreement is enforceable in accordance with its terms;

(iii)

deliver a list of the Export Declaration (Declaração Única de Exportação – DUE-E) and its access codes to the Lender with respect to any shipment of Products made by the Exporter to an Eligible Buyer pursuant to an Export Sales Agreement no later than two (2) Business Days prior to the Maturity Date or any other date on which the Loan is to be repaid. The Exporter hereby authorizes and consents to the Lender consulting, generally and unconditionally, during the term of this Agreement, the Export Declarations (Declaração Única de Exportação – DUE-E) of the Products subject to the Export Sales Agreements directly in the NOVOEX (Siscomex Exportação Módulo Comercial) or any other system; and

(iv)

deliver to the Lender a copy of the bill of lading, invoices, Export Sales Agreements and/or any additional information and documents relating thereto, as long as such additional information and documents have been requested by (i) judicial orders, external audits, competent regulators, self-regulator or Tax authorities, whether of Brazil or the United States (the “Requesting Authorities”), and/or (ii) any control function group of the Lender or any its Affiliates or controlling shareholders. Any information requested pursuant to item (i) above shall be promptly provided by the Exporter to the Lender and in any event no later than the date falling one (1) Business Day before the deadline established by the Requesting Authority for the delivery of such information. With respect to item (ii) above, the Exporter shall promptly deliver to the Lender the reasonably requested information promptly upon the same becoming available, and in any case within the timeframe reasonably determined by the Lender. Any information delivered pursuant to this Paragraph 4(e)(iv) shall be subject to the confidentiality provisions set forth in Paragraph 9(v).

5.

NEGATIVE COVENANTS. So long as principal of and interest on the Loan or any other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied or the Commitment has not been terminated, the Exporter, or, where applicable, the Guarantor shall not:

a.

Fundamental Changes of the Exporter. Enter into any merger, consolidation or amalgamation in which the Exporter is not the surviving entity, or enter into any merger, consolidation or amalgamation whereby the Exporter’s Consolidated Net Worth less its tangible assets immediately after giving effect to any such transaction would be less than the Exporter’s Consolidated Net Worth less its tangible assets immediately prior to any such transaction, or sell, assign, lease, transfer or otherwise dispose of all or a substantial part of the Exporter’s business, or the Exporter’s assets, except dispositions of inventory in the ordinary course of business and consistent with its past practices.

b.

Affiliate Transactions. Enter into any material transaction with any stockholder, officer, director, employee or affiliated entity of the Exporter, and the Guarantor, except in the ordinary course of business and pursuant to the reasonable requirements of the Exporter’s business consistent with past practice of the Exporter and upon fair and reasonable terms no less favorable to the Exporter than would be obtained in a comparable arm’s length transaction with a Person not a shareholder, officer, director, employee or affiliated entity of the Exporter, or the Guarantor.

c.	Lines of Businesses. Substantially change the general nature of its business from that conducted at the date of this Agreement.

d.

Anti-Corruption Laws. Directly or indirectly use the proceeds of the Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Brazilian Anti-Corruption Law (Law No. 12,846 of August 1, 2013, as amended) or other similar anti-corruption legislation in other jurisdictions.

e.

Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or assign any accounts or other right to receive income, other than the following:

(i)	any netting or set-off arrangement by the Exporter or the Guarantor in the ordinary course of its banking arrangements for the purpose of netting debt and credit balances;

(ii)	any Lien arising by operation of law and in the ordinary course of trading;

(iii)	any Lien over or affecting any asset acquired by the Exporter or the Guarantor after the date of this Agreement if:

(x) the Lien was not created in contemplation of the acquisition of that asset by the Exporter or the Guarantor;

(y) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by the Exporter or the Guarantor; and

(z) the Lien is removed or discharged within six months of the date of acquisition of such asset;

(iv)

any Lien arising from any Tax, assessment or other governmental charge or other lien arising by operation of law or in respect of Indebtedness that is being contested in good faith by appropriate proceedings, and for the payment of which reserves, bonds, insurance or other encumbrance have been provided by the Exporter or the Guarantor in an amount sufficient to pay promptly in full any amounts that the Exporter or the Guarantor may be ordered to pay on final determination of any such proceedings;

(v)

pledges or deposits arising by operation of law or court order, under worker’s compensation, unemployment insurance and other social security legislation or occurring as a result of payment into court of monies required to secure the Exporter’s the Guarantor’s rights to pursue legal contestation of Tax assessments;

(vi)	any Lien granted over accounts receivable;

(vii)	any Lien (other than any Liens referred to in paragraph (v) above) in relation to legal proceedings which are being actively contested by the Exporter or the Guarantor in good faith; or

(viii)	any Lien granted to hedge providers in connection with hedge facilities,

provided that the principal amount secured by all forms of Liens referred to in paragraphs (vi) to (viii) above in the aggregate from time to time, shall not exceed ten per cent (10%) of the Exporter or the Guarantor’s consolidated shareholder’s equity at the time any such Lien is created.

f.

Fundamental Changes of the Guarantor. Enter into any merger, demerger, consolidation, amalgamation or corporate reconstruction in which the Guarantor is not the surviving entity, or enter into any merger, demerger, consolidation, amalgamation or corporate reconstruction whereby the Guarantor’s Consolidated Net Worth less its tangible assets immediately after giving effect to any such transaction would be less than the Guarantor’s Consolidated Net Worth less its tangible assets immediately prior to any such transaction, or sell, assign, lease, transfer or otherwise dispose of all or a substantial part of the Guarantor’s business, or the Guarantor’s assets, except dispositions of inventory in the ordinary course of business and consistent with its past practices, provided that, any merger, consolidation, amalgamation or other reorganization among Subsidiaries of the Guarantor (not involving any third party that is not a Subsidiary), as at the date of this Agreement, shall be permitted provided that, in each case, the Guarantor or its successor remains solvent and capable of honoring its obligation under this Agreement.

6.	ANTI-TERRORISM/SANCTIONS COVENANTS

a.

Neither the Exporter nor the Guarantor shall, nor will they permit any Subsidiary of the Exporter to, engage in any transaction that violates any of the applicable prohibitions set forth in any Anti-Terrorism Law or Export-Control Law.

b.

(i) None of the funds or assets of either the Exporter or the Guarantor that are used to repay the Loan shall constitute property of, or shall be beneficially owned directly or indirectly by, any Designated Person and (ii) no Designated Person shall have any direct or indirect interest in the Exporter or the Guarantor that would constitute a violation of any Anti-Terrorism Laws or Export-Control Laws.

c.

Neither the Exporter nor the Guarantor shall, nor will they permit any Subsidiary of the Exporter to, fund all or part of any payment under this Agreement out of proceeds derived from transactions that violate the applicable prohibitions set forth in any Anti-Terrorism Law or Export-Control Law.

d.

Neither the Exporter nor the Guarantor shall, nor will they permit any Subsidiary of the Exporter to, directly or indirectly, use the proceeds of the Loan to lend, contribute or otherwise make available such proceeds to any Subsidiary of the Exporter, joint venture partner or other person to fund activities of or business with any Designated Person or any person or business located in a Designated Jurisdiction.

e.

No US Subsidiary or any officer, director, employee or agent of either the Exporter or the Guarantor that is a US citizen, shall participate in or facilitate transactions or business planning involving any Designated Person or any Designated Jurisdiction.

7.	EVENTS OF DEFAULT. The following are “Events of Default”:

a.

The Exporter fails to pay any principal of the Loan within two (2) Business Days from the date such amount becomes due and payable (whether at stated maturity or otherwise), provided that such two (2) Business Days cure period will only be granted to the Exporter by the Lender if the Exporter delivers to the Lender, by the date immediately following such amount’s due date for payment, an email to dg.trade_finance_brazil@bankofamerica.com, sent by the legal representative(s) of the Exporter declaring that the Exporter has sufficient cash, on that date, to honor its payment obligations due on such date, that the non-payment occurred due to an operational error not within the Exporter’s control for remedy and that the payment will be made on the immediately following day, and provided further that such two (2) Business Days cure period does not affect the Exporter’s obligation to pay interest on overdue principal or other amounts in accordance with Paragraph 1(c); or

b.

The Exporter fails to pay any interest on the Loan or any portion thereof, or any other amount payable to the Lender under any Loan Document, or any portion thereof, within three (3) Business Days after the date due; or

c.	The Exporter or the Guarantor fails to perform or observe any term, covenant or agreement contained in Paragraph 4(a), Paragraph 4(b)(viii), Paragraph 4(e), Paragraph 5, Paragraph 6; or

d.

The Exporter or the Guarantor fails to perform or observe any other covenant or agreement (not specified above) contained in any Loan Document on its part to be performed or observed and such failure continues for more than thirty (30) days; or

e.

Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Exporter or the Guarantor in any Loan Document, or in any document delivered to the Lender in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

f.

The Exporter, the Guarantor or the Parent Company fails (i) to make any payment in respect of any Indebtedness (other than Indebtedness hereunder) or guaranty obligation when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) after giving effect to any applicable grace period (A) that is owed to the Lender or any of its Affiliates, or (B) that is owed to any other Person and that has an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of BRL40,000,000.00 (or its equivalent in any other currency) with respect to the Exporter or the Parent Company, BRL20,000,000.00 (or its equivalent in any other currency) with respect to the Guarantor or (ii) to observe or perform any agreement or condition relating to any such Indebtedness or guaranty obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such guaranty obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such guaranty obligation to become payable or cash collateral in respect thereof to be demanded; or

g.

The Exporter or the Guarantor is unable or admits in writing its inability or fails generally to pay its debts as they become due; the Guarantor is subject to a winding up petition except where such petition is frivolous or vexatious and is discharged stayed or dismissed within fourteen (14) days after presentation or commencement; the Exporter or the Guarantor institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, administrator, administrative receiver, rehabilitator, compulsory manager or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, administrator, administrative receiver, rehabilitator, compulsory manager or similar officer is appointed without the application or consent of the Exporter or the Guarantor (as applicable) and the appointment continues undischarged or unstayed for 60 calendar days; a moratorium is declared in respect of any indebtedness of the guarantor; or any proceeding under Debtor Relief Laws relating to the Exporter or the Guarantor or to all or any material part of its property is instituted without the consent of the Exporter or the Guarantor (as applicable) and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

h.

One or more final non-appealable, judgments or orders against the Exporter or the Guarantor is entered for the payment of money in an aggregate amount (as to all such judgments) in excess of BRL40,000,000.00 (or its equivalent in any other currency) for the Exporter or BRL20,000,000.00 for the Guarantor and such judgment or order remains unsatisfied without procurement of a stay of execution within 10 calendar days after the date of entry of judgment; or

i.

Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lender or satisfaction in full of all the Indebtedness hereunder, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, illegal, invalid or unenforceable in any respect; or the Exporter or the Guarantor denies that it has any or further liability or obligation under any Loan Document, or challenges the validity of or purports to revoke, terminate or rescind any Loan Document; or

j.

Any Governmental Approval at any time necessary to enable the Exporter or the Guarantor to comply with any of its obligations under this Agreement or any other Loan Document shall be revoked, withdrawn or withheld or shall be modified or amended in a manner prejudicial, in the reasonable opinion of the Lender, to the interests of the Lender hereunder; or Brazil, or any Governmental Authority, agency or political subdivision thereof, shall promulgate or declare effective any laws that, in the reasonable opinion of the Lender, could have a Material Adverse Effect; or

k.	A Change of Control occurs.

Upon the occurrence of an Event of Default, the Lender may declare the Commitment to be terminated, whereupon the Commitment shall be terminated, and/or declare all sums outstanding hereunder and under the other Loan Documents, including all accrued but unpaid interest thereon, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, all without notice of default (except as otherwise provided in this Agreement), presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Exporter under any Debtor Relief Law, the Commitment shall automatically terminate, and all sums outstanding hereunder and under each other Loan Document, including all accrued but unpaid interest thereon, shall become and be immediately due and payable, all without notice of default (except as otherwise provided in this Agreement), presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

8.	GUARANTY.

The Guarantor hereby agrees to deliver the Guaranty (including all the terms and provisions thereof), attached hereto as Exhibit D, which is incorporated herein fully by reference and which terms the Guarantor expressly agrees to, as per its signature at the bottom thereto.

9.	MISCELLANEOUS.

a.

Without limiting any of the obligations of the Exporter or the rights of the Lender hereunder, if the Exporter shall fail to pay when due (whether at stated maturity, by acceleration or otherwise but after taking account of any applicable grace period) any amount payable by it hereunder, then (to the extent not in violation of applicable law) the Lender may, without prior notice to the Exporter (which notice is expressly waived by it to the fullest extent permitted by applicable law), set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) at any time held or any other debt owing by the Lender or any of its Affiliates (in each case, including any branch or agency thereof) to or for the credit or account of the Exporter and/or the Guarantor. The Lender shall promptly provide notice of any such set-off by it to the Exporter, as applicable; provided that failure by the Lender to provide such notice shall not give the Exporter or the Guarantor any cause of action or right to damages or affect the validity of such set-off and application. The rights of the Lender and its affiliates under this item are in addition to other rights and remedies (including other rights of setoff) that the Lender or its affiliates may have. To the extent that any payment by or on behalf of the Exporter is made to the Lender or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency, liquidation, or other similar laws affecting the rights of creditors generally or otherwise, then the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

b.

All references herein and in the other Loan Documents to any time of day shall mean the local (standard or daylight, as in effect) time of New York, NY, unless otherwise specified. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any applicable law or in the interpretation or application thereof by any Governmental Authority (in each case, at any time on or after the date hereof) shall make it (or be asserted by it to be) unlawful for the Lender to honor its obligation to make or maintain its Loans hereunder or to determine or charge interest rates based upon SOFR, Term SOFR or any then current Successor Rate (and, in the opinion of the Lender, the designation of a different applicable Lender office would either not avoid such unlawfulness or would be disadvantageous to the Lender), then the Lender shall promptly notify the Exporter, following which notice: (i) the Lender’s commitment (if still available) shall be suspended until such time as the Lender may again make and maintain its Loans or (ii) if such applicable law shall so mandate, the Lender’s Loans shall, at the Lender’s option, be (x) prepaid by the Exporter or (y) Converted, in either case, on the last day of the then existing Interest Period (or, if earlier, the Maturity Date), if the Lender may lawfully continue to maintain the Loan to such day, or immediately, if the Lender may not lawfully continue to maintain the Loan to such day. Any such funds so prepaid may not be reborrowed. Upon any such prepayment or Conversion, the Exporter shall also pay accrued interest on the amount so prepaid or Converted, together with all other amounts payable to the Lender by the Exporter under the Loan Documents.

c.	The Exporter shall be obligated to indemnify the Lender for all Breakage Costs incurred by the Lender (if any).

d.

Inability to Determine Rates. (i) If in connection with any request for a Term SOFR Loan or a continuation thereof, as applicable, (1) the Lender determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with clause (d)(ii), and the circumstances under subclause (1) of clause (d)(ii) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan or (2) the Lender reasonably determines that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to the Lender of funding such Term SOFR Loan, the Lender will promptly so notify the Exporter. Thereafter, (x) the obligation of the Lender to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Lender revokes such notice. Upon receipt of such notice, (x) the Exporter may revoke any pending request for the borrowing or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have Converted such request into a request for the borrowing of Base Rate Loans in the amount specified therein and (y) any outstanding Term SOFR Loans shall be deemed to have been Converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(ii) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Lender determines (which determination shall be conclusive absent manifest error), or the Exporter notifies the Lender that the Exporter has determined, that:

(1) adequate and reasonable means do not exist for ascertaining the six-month interest period of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(2) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Lender or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which the six-month interest period of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated or bilateral loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Lender, that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which the six-month interest period of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Lender (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (2) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Lender, in each case, without any amendment to, or further action or consent of the Exporter or any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Lender determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (ii) if the events or circumstances of the type described in clause (d)(ii)(1) or (2) have occurred with respect to the Successor Rate then in effect, then in each case, the Lender and the Exporter may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this clause (d) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated or bilateral credit facilities in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated or bilateral credit facilities in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Lender, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Lender.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Lender shall provide each such amendment implementing such Conforming Changes to the Exporter reasonably promptly after such amendment becomes effective.

e.

The Exporter shall reimburse or compensate the Lender, upon demand, for all reasonable costs incurred as a result of a Change in Law by the Lender which are applied or directly allocated by the Lender to the transactions contemplated herein, by reason of any and all future reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets, liabilities or commitments of, or extensions of credit by, the Lender; and compliance by the Lender with any directive, or requirements from any regulatory authority, whether or not having the force of law. For the avoidance of doubt, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and, in each case, any compliance by the Lender with any request or directive relating thereto shall, for purposes of this Paragraph 9(e), be deemed to be enacted, adopted or issued in the future, regardless of the date enacted, adopted or issued. Notwithstanding anything to the contrary in this paragraph, the Lender agrees (i) to make a demand not later than 90 days after such additional amounts were incurred as referenced in this paragraph and (ii) to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not subject the Lender to any unreimbursed cost or expense and would not, in the reasonable judgment of the Lender, be materially disadvantageous to the Lender.

f.

No amendment or waiver of any provision of this Agreement or of any other Loan Document and no consent by the Lender to any departure therefrom by the Exporter shall be effective unless such amendment, waiver or consent shall be in writing and signed by a duly authorized officer of the Lender and, exclusively in respect of an amendment, the Exporter, and any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege. The remedies provided for herein are cumulative and not exclusive of any remedies provided by law.

g.

Except as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the address below or an alternative address provided from time to time by such party:

If to the Exporter:	Cosan Lubrificantes e Especialidades S.A. Avenida Brigadeiro Faria Lima 4100, 8th Floor, CEP 04538-132 – Brazil Attention: Renato Sacurai Tel: +55 11 3897-9854 Email: renato.sacurai@moovelub.com

If to the Guarantor:	Moove Lubricants Limited Avenida Brigadeiro Faria Lima 4100, 8th Floor, CEP 04538-132 – Brazil Attention: Renato Sacurai Tel: +55 11 3897-9854 Email: renato.sacurai@moovelub.com

If to the Lender:

Bank of America Merrill Lynch Banco Múltiplo

S.A. (Lender’s affiliate office)

Av. Brigadeiro Faria Lima, 3400, 18o

andar 04538-132, São Paulo, SP

Brazil

Attention: Credit

OPS With a copy to:

One Bryant Park

115 W 42nd St.

New York, New York 10036

Any such notice or other communication sent by overnight courier service, mail or telecopy shall be effective on the earlier of actual receipt and (i) if sent by overnight courier service, the scheduled delivery date, (ii) if sent by mail, the fourth Business Day after deposit in the U.S., U.K. or Brazilian mail first class postage prepaid, and (iii) if sent by telecopy, when transmission in legible form is complete. All notices and other communications sent by the other means listed in the first sentence of this Paragraph shall be effective upon receipt. Notwithstanding anything to the contrary contained herein, all notices (by whatever means) to the Lender pursuant to Paragraph 1(b) hereof shall be effective only upon receipt. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in writing by such Person for such purpose, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

h.

The Exporter and the Guarantor shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Exporter and the Guarantor except for losses, costs, expenses or liabilities resulting from the gross negligence or willful misconduct of such Indemnitee. All telephonic notices to and other communications may be recorded and each party hereby consents to such recording.

i.

This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Exporter nor the Guarantor may assign its rights and obligations hereunder. The Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any other Person and (ii) grant to any other Person participating interests in all or any part of its rights and obligations hereunder without notice to the Exporter and the Guarantor. The Exporter and the Guarantor agrees to execute any documents reasonably requested by the Lender in connection with any such assignment. In no case shall the Exporter and the Guarantor be responsible for any direct or indirect increases in costs, Taxes or other expenses caused by assignments to any other Person as provided in this Paragraph 9(i) in excess of those which would have been payable had there been no assignment.

j.

The Exporter shall pay the Lender, on demand, all reasonable and evidenced out-of-pocket expenses and reasonable and documented legal fees incurred by the Lender in connection with the modification, amendment and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, any Loan Document or any other instruments or agreements executed in connection herewith. If such costs exceed the total amount of BRL10,000.00 (ten thousand Reais) (or its equivalent in any other currency), the Lender shall notify the Exporter in advance of incurring such expense, provided, however, that such notification shall not apply to expenses and fees relating to any actions by the Lender with the goal of enforcing this Agreement or any Loan Document, and that failure to provide such advance notification to the Exporter shall not in any way limit or affect the Exporter’s re-imbursement obligation under this Paragraph 9(j). The agreements in this Paragraph 9(j) shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other obligations and liabilities of the Exporter under the Loan Documents. All amounts due under this Paragraph 9(j) shall be payable within ten (10) Business Days after demand therefor.

k.

The Exporter and the Guarantor jointly and severally agree to indemnify and hold harmless the Lender, its Affiliates, and their respective partners, directors, officers, employees, agents and advisors (collectively the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Exporter or the Guarantor arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to this Agreement, any other Loan Document, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, the Loan or the use of the proceeds therefrom, whether based on contract, tort or any other theory, whether brought by a third party or by the Exporter or by the Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. To the fullest extent permitted by applicable law, neither party shall assert, and each party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof, provided that, nothing contained in this Paragraph 9(k) shall limit the Exporter’s or the Guarantor’s indemnification and reimbursement obligations, including without limitation with respect to third party claims for special, indirect, consequential or punitive damages, in any manner whatsoever. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The agreements in this Paragraph 9(k) shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other obligations and liabilities of the Exporter or the Guarantors under the Loan Documents. All amounts due under this Paragraph 9(k) shall be payable within ten (10) Business Days after demand therefor.

l.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

m.

This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

n.

THIS AGREEMENT IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE NOTE SHALL BE GOVERNED BY THE LAWS OF BRAZIL. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT AND EACH STATE COURT IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SET FORTH IN PARAGRAPH 9(G). EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE EXPORTER, ANY GUARANTOR OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION (INCLUDING BRAZIL).

o.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

p.

FOR THE PURPOSE OF PROCEEDINGS IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY), THE EXPORTER AND THE GUARANTOR EACH HEREBY IRREVOCABLY DESIGNATES, AS OF THE DATE HEREOF, PETROCHOICE HOLDINGS, INC., A COMPANY ORGANIZED UNDER THE LAWS OF DELAWARE (THE “AGENT”) WITH OFFICES CURRENTLY LOCATED AT 933 FIRST AVENUE, KING OF PRUSSIA, PA 19406, UNITED STATES OF AMERICA, AS ITS AGENT FOR SERVICE OF PROCESS. IN THE EVENT THAT SUCH AGENT OR ANY SUCCESSOR SHALL CEASE TO BE LOCATED IN THE BOROUGH OF MANHATTAN, THE EXPORTER OR THE GUARANTOR SHALL PROMPTLY AND IRREVOCABLY BEFORE THE RELOCATION OF SUCH AGENT FOR SERVICE OF PROCESS, IF PRACTICABLE, OR PROMPTLY THEREAFTER DESIGNATE A SUCCESSOR AGENT, WHICH SUCCESSOR AGENT SHALL BE LOCATED IN THE BOROUGH OF MANHATTAN, AND NOTIFY THE LENDER THEREOF, TO ACCEPT ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS OR OTHER DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING IN ANY OF SUCH COURTS AND FURTHER AGREES THAT SERVICE UPON SUCH AGENT SHALL CONSTITUTE VALID AND EFFECTIVE SERVICE UPON THE EXPORTER OR ANY GUARANTOR AND THAT FAILURE OF ANY SUCH AGENT TO GIVE ANY NOTICE OF SUCH SERVICE TO THE EXPORTER OR THE GUARANTOR SHALL NOT AFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. EACH OF THE PARTIES HERETO AGREES THAT SERVICE OF ANY AND ALL SUCH PROCESS OR OTHER DOCUMENTS ON SUCH PERSON MAY ALSO BE EFFECTED BY REGISTERED MAIL TO ITS ADDRESS AS PROVIDED FOR IN PARAGRAPH 9(G). WITH RESPECT TO THE EXPORTER OR THE GUARANTOR, SERVICE OF ANY AND ALL SUCH PROCESS OR OTHER DOCUMENTS TO THE AGENT OR SUCH OTHER AGENT FOR SERVICE OF PROCESS DESIGNATED BY THE EXPORTER OR THE GUARANTOR IN ACCORDANCE WITH THIS AGREEMENT SHALL CONSTITUTE VALID AND EFFECTIVE SERVICE ONLY IF MADE IN PERSON TO THE AGENT OR SUCH OTHER AGENT FOR SERVICE OF PROCESS.

q.

The Lender hereby notifies the Exporter that pursuant to the requirements of the PATRIOT Act, the Lender is required to obtain, verify and record information that identifies the Exporter, which information includes the name and address of the Exporter and other information that will allow the Lender to identify the Exporter in accordance with the PATRIOT Act. The Exporter shall, promptly following a request by the Lender, provide all documentation and other information that the Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

r.

To the extent that the Exporter or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its assets, the Exporter and the Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement and the other Loan Documents. The foregoing waiver is intended to be effective to the fullest extent now or hereafter permitted by applicable law.

s.

For any purposes hereof, including, but not limited to, the enforcement, collection and payment of the Loan and Guaranty in Brazil, in the Lender’s sole discretion, the parties hereto agree that (i) this Agreement shall be deemed as an extrajudicial enforcement instrument (título executivo extrajudicial), pursuant to Section 784, III, of the Brazilian Civil Procedure Code (Law 13,105/15);

(ii) all amounts (including, without limitation, the principal, interest, expenses and Taxes) owed by the Exporter herein shall be deemed as a net and certain debt (dívida líquida e certa) to the extent that the Lender is required to enforce, collect or defend them before any Brazilian Courts and authorities against the Exporter and the Guarantor. The Exporter and the Guarantor further acknowledge and consent that any discussion or enforcement and collection of the Loan and related amounts in Brazil shall be made through an expedited enforcement claim (ação de execução) or any other means elected by the Lender, at its sole discretion; and (iii) in accordance with Section 784, §§ 2nd and 3rd, of the Brazilian Civil Procedure Code (Law 13,105/15), this Agreement complies with all the requirements of, and contains all the formalities of, the place where it has been executed. The Exporter and the Guarantor agree that any evidence of payment of the principal amount due under this Agreement in the amount set forth herein, shall constitute valid and sufficient evidence of the validity and enforceability of this Agreement before any Brazilian Courts, as the case may be. Finally, the Exporter and the Guarantor agree that the Lender shall be waived of any requirement to present any bonds or security, including, but not limited to, the one set forth in Article 83 of the Brazilian Civil Procedure Code or any other similar law, for the discussion or enforcement of this Agreement and/or the Loan before any Brazilian Courts, it being agreed that the Exporter and the Guarantor hereby expressly waive any right to request the Lender to post any bond required to initiate or file lawsuits in any jurisdiction against the Exporter and/or any Guarantor.

t.

All payments made under this Agreement and any notes shall be made in Dollars, (the “Agreement Currency”), and, if for any reason any payment made hereunder or under any Loan Document is made in a currency (the “Other Currency”) other than the applicable Agreement Currency, then to the extent that the payment actually received by the Lender, when converted into the applicable Agreement Currency at the Rate of Exchange (as defined below) on the date of payment (or, if conversion on such date is not practicable, as soon thereafter as it is practicable for the Lender to purchase the applicable Agreement Currency) falls short of the amount due under the terms of this Agreement or any Loan Document, the Exporter shall, as a separate and independent obligation of the Exporter, indemnify the Lender and hold the Lender harmless from and against the amount of such shortfall. As used in this Paragraph, the term “Rate of Exchange” shall mean the rate at which the Lender is able on the relevant date to purchase the applicable Agreement Currency with the Other Currency and shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into, the applicable Agreement Currency.

u.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

v.

The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives with a bona fide “need to know” (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process including any registration of this Agreement as required by law, (iv) to the Exporter, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Paragraph, to (x) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (y) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Exporter and its obligations, this Agreement or payments hereunder, or (z) any rating agency, (vii) with the consent of the Exporter or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Paragraph 9(v) or (y) becomes available to the Lender or any of its Affiliates on a non-confidential basis from a source other than the Exporter. For purposes of this Paragraph 9(v), “Information” means all information received from the Exporter relating to the Exporter or any of its businesses, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Exporter, provided that, in the case of information received from the Exporter after the date hereof, such information is clearly identified at the time of delivery as confidential or is of a nature that Lender knows or reasonably should know is confidential or proprietary information of Exporter. Any Person required to maintain the confidentiality of Information as provided in this Paragraph 9(v) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Lender acknowledges that (a) the Information may include material non-public information concerning the Exporter, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law and in all events with no less than the same degree of care to maintain the confidentiality of such Information as the Lender would accord to its own material non-public information.

w.	Any certification or determination by the Lender of a rate or amount under this Agreement, in the absence of manifest error, conclusive evidence of the matters to which it relates.

x.

This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may, if agreed by the Lender, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The parties agree that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the relevant party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the relevant party enforceable against it in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the other party. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Paragraph 9(x) may include, without limitation, use or acceptance by any party of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each party may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of its business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Lender is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it; provided, without limiting the foregoing, (a) to the extent the Lender has agreed to accept such Electronic Signature, the Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Exporter or the Guarantor without further verification and (b) upon the request of the Lender any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. Notwithstanding the foregoing, the parties hereby agree that any such Communication may be executed by means of an Electronic Signature not certified through the Brazilian Infrastructure of Public Keys (ICP-Brazil) certification procedure pursuant to Article 10, § 2, of Provisional Measure No. 2,200-2/01, and further agree that such Communication will be valid, binding and enforceable for all legal purposes. The parties further acknowledge and agree that any such Communication is an enforceable out-of-court instrument (título executivo extrajudicial), pursuant to Section 784, III, of the Brazilian Civil Procedure Code (Law 13,105/15). The parties further agree that, in the event of any discrepancy between the date set forth herein or in any Loan Documents and the date of any of the parties’ Electronic Signatures, for the purposes of validity, enforceability and the running of terms set out in the clauses of this Agreement or any Loan Document, the date of this Agreement or any Loan Document (as applicable) shall prevail.

y.

Contractual recognition of bail-in. Notwithstanding any other term of this Agreement or any Loan Document or other agreement, arrangement or understanding between the parties hereto (for purposes of this clause, each a “Party”), each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with this Agreement may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (i) any Bail-In Action in relation to any such liability, including (without limitation): (A) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (B) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (C) a cancellation of any such liability; and (ii) a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

[signature page to follow]

Please indicate your acceptance of the Commitment on the foregoing terms and conditions by returning an executed copy of this Agreement to the undersigned not later than June 12, 2024.

BANK OF AMERICA, N.A.

By:	/s/ Fernanda Castro Herrera	By:	/s/ Renato Amorim
Name:	Fernanda Castro Herrera	Name:	Renato Amorim
Title:	CORPORATE BANKING	Title:	CORPORATE BANKING

Accepted and agreed to as of the date first written above:

EXPORTER: COSAN LUBRIFICANTES E

ESPECIALIDADES S.A.

By:	/s/ Filipe Affonso Ferreira	By:	/s/ Lineu Paulo Moran Filho
Name:	Filipe Affonso Ferreira	Name:	Lineu Paulo Moran Filho
Title:	Executive Officer	Title:	Executive Officer

GUARANTOR: MOOVE LUBRICANTS LIMITED

By:	/s/ Filipe Affonso Ferreira	By:	/s/ Nelson Roseira Gomes Neto
Name:	Filipe Affonso Ferreira	Name:	Nelson Roseira Gomes Neto
Title:	Director	Title:	Director

Witnessed by:

By:	/s/ Bruno Minoti	By:	/s/ Karen Heimer
Name:	Bruno Minoti	Name:	Karen Heimer